UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017 (August 22, 2017)

THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2017, The J. G. Wentworth Company (the “Company”) determined to bifurcate the positions of interim principal financial officer and principal accounting officer, appointing Michael Shaw, vice president, corporate controller of the Company as the Company’s Chief Accounting Officer. Aikaterini (Katerina) Cozza, who previously served as both the interim principal financial officer and principal accounting officer, will continue to serve as the Company’s interim Chief Financial Officer.
Mr. Shaw, age 43, has, most recently, served as the Company’s vice president, corporate controller. Prior to joining the Company, Mr. Shaw served as vice president of accounting policy for Santander Bank N.A. from 2011 to 2015, one of the country’s top retail banks by deposits and a wholly owned subsidiary of Banco Santander, where he was responsible for the accounting policies and transaction advisory of the bank. Previously, Mr. Shaw was an assistant vice president of reporting compliance at Capmark Financial Group and an audit manager with Ernst & Young. Mr. Shaw is a Certified Public Accountant licensed in Pennsylvania, a Chartered Accountant in the United Kingdom and an Attorney. He received his Bachelor of Laws (LLB) and his Master of Business Administration from the University of Sheffield in the United Kingdom.
There are no family relationships between Mr. Shaw and any director or executive officer of the Company, and Mr. Shaw has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President, Chief Legal & Compliance Officer

Dated: August 25, 2017